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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


     We consent to the incorporation by reference of our report dated
October 1, 1999 with respect to the consolidated financial statements and schedule of IDT Corporation included in this Annual Report (Form 10-K) for the year ended July 31, 1999, in each of the following:

     .   Registration Statement No. 333-61565 on Form S-3;
     .   Registration Statement No. 333-71991 on Form S-8;
     .   Registration Statement No. 333-73167 on Form S-8;
     .   Registration Statement No. 333-80133 on Form S-3; and
     .   Registration Statement No. 333-73167 on Form S-3.

                                                     ERNST & YOUNG LLP


New York, New York
November 2, 1999